UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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REGIS

2023

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

LETTER FROM THE CHAIRMAN AND CEO
Dear Regis shareholders, employees, franchisees, vendors, and customers,
In our letter last year, we characterized fiscal 2022 as a year marked by new leadership, business transformation, progress, and the creation and implementation of a path forward. As we wrap up fiscal 2023, those themes played out and we are encouraged by the positive trends we have been seeing in our business and our progress towards our stated goals.
In fiscal 2023, we delivered both same-store-sales and adjusted EBITDA growth. We amended and extended our credit agreement, began the rollout of our new technology partner Zenoti’s platform, exponentially grew the field-based technical training team, hosted national stylist events, launched new marketing efforts, and further strengthened our relationship with and support for our franchisees.
We have made strong efforts over the last few years to stabilize our business, and those actions are reflected in our fiscal 2023 financial results, which delivered positive adjusted EBITDA1 of $21 million in fiscal 2023, compared to an adjusted EBITDA1 loss of $77 million two years ago in fiscal 2021. We are proud of the results we have achieved in what continues to be a challenging time for our industry, but recognize there is more work to be done. As we look towards the future, we will continue to be laser focused on growing our profitability and maximizing value for our stakeholders.
Thank you for your investment and continued support of Regis.
Sincerely,

David Grissen	Matthew Doctor
Chairman of the Board	President and Chief Executive Officer
[1]
Adjusted EBITDA is not a measure of net income or cash flows as determined by generally accepted accounting principles in the United States (“GAAP”). See the reconciliation to GAAP net loss in Appendix A.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Regis Corporation:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis,” and the “Company”) will be held on October 24, 2023, commencing at 9:00 a.m. Central Time. The Annual Meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/RGS2023. The purposes of the meeting are:

✔	To elect the eight directors listed in this Proxy Statement to serve for a one-year term and until their successors are elected and qualified;
✔	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);
✔	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers (referred to as the “Say-on-Frequency” proposal);
✔	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2024; and
✔	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common stock at the close of business on August 28, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We are providing our proxy materials, which include our Notice and Proxy Statement and Annual Report, to such holders of record of our common stock beginning on or about September 11, 2023.

Whether or not you plan to participate in the Annual Meeting, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign, and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless participate in the Annual Meeting, you may revoke your proxy and vote your shares electronically during the Annual Meeting.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to vote your shares during the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

By Order of the Board of Directors,

Kersten D. Zupfer
Chief Financial Officer
September 11, 2023

ITEM 1: ELECTION OF DIRECTORS
The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
Eight directors are to be elected at the annual meeting of shareholders to be held on October 24, 2023 (the “Annual Meeting”), each to hold office for one year until the 2024 annual meeting of shareholders and until their successors are elected and qualified. The Board currently consists of eight directors. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons named below for election as directors. Each of the Board’s nominees is standing for re-election by the shareholders at the Annual Meeting, and each nominee has consented to serve if elected.
Ms. Nancy Benacci is standing for election by shareholders for the first time at the Annual Meeting. Ms. Benacci was identified as a potential candidate for the Board by one of our non-employee directors.
In determining to nominate Messrs. David Grissen, Mark Light, and Michael Merriman and Ms. Ann Rhoades for re-election, the Board considered that Messrs. Grissen and Light had already served 10 years at the time of re-election, Mr. Merriman had already served 12 years at the time of re-election, and Ms. Rhoades was 78 years old and, therefore, all four directors were required under our Corporate Governance Guidelines to offer to not stand for re-election. The Board considered Mr. Grissen’s significant contributions to the Board, including his service as the Chairman of the Board and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Grissen for re-election. The Board considered Mr. Light’s significant contributions to the Board, including his service as the Chair of the Nominating and Corporate Governance Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Light for re-election. The Board considered Mr. Merriman’s significant contributions to the Board, including his service as the Chair of the Audit Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Merriman for re-election. The Board considered Ms. Rhoades’ significant contributions to the Board, including her service as the Chair of the Compensation Committee, her oversight of matters relating to the culture among the Company’s workforce and her continued high level of involvement with the Board and the Company, and determined to nominate Ms. Rhoades for re-election. In the case of all four of these directors the Board also considered the current state of the Company’s business and the involvement that each of these directors has in overseeing the execution of our current strategy of supporting our franchisees and determined that the organization would benefit from their continued service at this time.
If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to the Company will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by Securities and Exchange Commission (“SEC”) rules.
2023 PROXY STATEMENT | 1

ELECTION OF DIRECTORS

Who We Are
Lockie Andrews Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting Independent Director since 2021 Age: 50 Board committees • Audit • Nominating and Corporate Governance	Career Highlights

 •  Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting, a boutique advisory firm specializing in growth marketing strategy and digital transformation in the retail, fashion, and direct-to-consumer space since May 2007, where she takes on short-term leadership roles within her clients’ organizations, including serving as:

 •  Chief Growth Officer at Pura Vida, a jewelry retailer, from May 2022 to September 2022

 •  Head of eCommerce and Digital Operations at Party City, a vertically integrated retailer, from May 2021 to January 2022

 •  Chief Information Officer and Chief Digital Officer, UNTUCKit, an omnichannel retail brand, from 2018 to April 2021

 •  Previously served as an operating partner advisor to portfolio companies of Sun Capital,
Marlin Equity, Brightwood Capital, and Shamrock Capital

 •  Served in various leadership roles at Nora Gardner, Tadashi, Liz Claiborne (Kate Spade), and Alvarez & Marsal’s Retail Consulting Practice

Skills / Experience

 •  Experience assisting companies such as Nike, Lane Bryant, and ANINE BING in areas such as strategy, innovation, technology, digital marketing, analytics, revenue enhancement, and operational improvement

 •  Led digital transformation efforts, including leveraging technology to enhance marketing, stores, ecommerce, supply chain, creative, analytics, finance, and operations

 •  Led engagements in strategy, innovation, and capital-raising

 •  Experience as an investment banker

Education
MBA, Harvard Business School BS, Finance, Georgetown University
Also...

Lockie serves as a Board Member of the National Academy of Design and she is also the fashion sector co-lead of the Harvard Business School Alumni Angels of NYC and co-VP of Programming at the Harvard Business School Club of New York. And, given her passion for the arts, Lockie joined the Friends of Education at the Museum of Modern Art of NYC to support artists from historically under-represented communities. Lockie has also served as an Advisory Board Member to The Beckway Group since 2021.

Lockie founded Catalyst Cares, a nonprofit leveraging the arts to combat poverty and obesity among youth in low-income communities.

Other Public Boards
None
2 |

ELECTION OF DIRECTORS

Nancy Benacci Former Head of Equity Research, KeyBanc Capital Markets Independent Director since 2023 Age: 68 Board committees • Audit, ACFE	Career Highlights

 •  Head of Equity Research for KeyBanc Capital Markets, a subsidiary of KeyCorp, one of the nation’s largest bank-based financial services companies, from 2004 until her retirement in 2019. As Head of Equity Research, she directed a sell-side equity research group of more than 100 individuals covering 600 public companies in a variety of industries

 •  Sell-side Analyst at KeyBanc Capital Markets, from 1989 through 2004, where she provided research coverage on companies in the property casualty and life insurance sectors

 •  Started her investment career with National City Bank then moved to Eaton Corporation as an analyst and pension fund manager before joining KeyBanc Capital Markets in 1989

Skills / Experience

 •  Financial expertise and contributes valuable perspective on the investment analyst community and capital markets

 •  Extensive leadership skills, including strategy development, revenue and market share growth and business transformation

 •  Experienced in governance and compliance

Education
MBA, Case Western Reserve – Weatherhead School of Management BS, Business Administration, John Carroll University
Also...

Ms. Benacci is a Chartered Financial Analyst and is NACD Directorship Certified. She is certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute. She also serves on nonprofit boards benefiting cancer patients and student scholarships.

Other Public Boards
• Cincinnati Financial Corporation (2020 – present)

2023 PROXY STATEMENT | 3

ELECTION OF DIRECTORS

Matthew Doctor President and Chief Executive Officer, Regis Corporation Director since 2022 Age: 36 Board committees • None	Career Highlights

 •  President and Chief Executive Officer at Regis Corporation, since May 2022

 •  Interim Chief Executive Officer at Regis Corporation, from December 2021 to May 2022

 •  Executive Vice President, Chief Strategy Officer at Regis Corporation, from February 2021 to December 2021, prior to which he served as a consultant to Regis Corporation, since December 2020

 •  Partner and Chief Financial Officer for Kava Restaurants, a Tim Hortons® franchisee, from May 2018 to December 2020

 •  Held positions of increasing responsibility at Restaurant Brands International, a franchisor of Burger King®, Tim Hortons, and Popeyes® restaurant companies, from June 2014 to April 2017

 •  Started career as investment banker at J.P. Morgan

Skills / Experience

 •  Leadership experience with franchise businesses (both as franchisor and franchisee), including expertise in strategy and brand development, unit count growth, finance, and operations

 •  Finance experience as an investment banker

Education
BBA with Distinction, Emory University’s Goizueta Business School
Also...

Before joining Regis, Matt gained international work experience in Asia, Europe, and Canada, when he led mergers and acquisitions for Burger King and development efforts for Tim Hortons. During his international travels, Matt had the opportunity to explore many countries and immerse himself in its culture, history/heritage, and food.

Other Public Boards
None
4 |

ELECTION OF DIRECTORS

David J.
Grissen

Former Group President,
Americas, Marriott International, Inc.

Independent

Director since 2013

Chair of the Board

Age: 66

Board
committees

•  Audit, ACFE

• Nominating
and Corporate
Governance
Career Highlights

 •  Joined Marriott International, Inc., a global operator of hotels and related lodging facilities, in 1986 with his most recent role being Group President, Americas from 2020 until his retirement in 2021

 •  Held various positions at Marriott including Group President, Group President, Americas, President, Americas, Executive Vice President of the Eastern Region, Senior Vice President of the Mid-Atlantic Region, and Senior Vice President of Finance and Business Development

Skills / Experience
• Leadership experience with a complex organization that includes franchised, managed, and owned operations • Building marketing platforms with multiple portfolio brands • Acquisitions and integration
Education
BA, Michigan State University MBA, Loyola University Chicago
Also...

David implemented the 4 Disciplines of Execution because he saw how employees understanding how their day-to-day activities relate to the company’s overall business results made them feel they were all working toward a common goal and they make a difference and have a voice.

David, a long-time runner, served as Vice Chairman of Back On My Feet, a non-profit whose mission is helping the homeless via a structured running program.

Other Public Boards
• Chatham Lodging Trust (since 2021) Former • Good Times Restaurants Inc. (2005 – 2010)

2023 PROXY STATEMENT | 5

ELECTION OF DIRECTORS

Mark S. Light Executive Chairman, Bedrock Manufacturing Independent Director since 2013 Age: 61 Board committees • Compensation • Nominating and Corporate Governance, Chair	Career Highlights

 •  In 1978, joined Signet Jewelers, the world’s largest retailer of diamond jewelry (with over 3,500 stores including Kay Jewelers, Zales, Jared The Galleria of Jewelry, H. Samuel, Ernest Jones, Peoples, and Piercing Pagoda) operating in North America and the United Kingdom

 •  Chief Executive Officer and Director of Signet Jewelers from November 2014 until his retirement in July 2017

 •  Held various management positions while at Sterling Jewelers, Signet’s main US business, including President and Chief Operating Officer, Executive Vice President of Operations, and Division President

Skills / Experience

 •  Led an international sales team to deliver a superior customer experience

 •  Led the development of start-up retail jewelry brand, Jared the Galleria of Jewelry to over $1 billion in annual revenue in 2017

 •  Led and managed many acquisitions while integrating synergies

 •  Led in the acquisition and integration of a large diamond-cutting factory in Botswana, Africa

 •  Led in the development of several exclusive international jewelry product brands such as Open Hearts by Jane Seymour, Neil Lane Bridal, and the Ever Us Two Stone collection to name a few

Education
Kent State University and Ohio University
Also...

When Mark became Head of Sterling, he oversaw a tripling of the unit’s sales.

In his time at Signet, he oversaw a successful acquisition and integration of Zales, expanded its outlet channel by acquiring Ultra, made significant progress on the company’s OmniChannel strategy, realigned the organization structure, and re-engineered and stabilized its ecommerce platform.

Mark is the Chairman of the Board of Directors of Bedrock Manufacturing, which is the parent of two iconic American brands, Shinola and Filson.

Other Public Boards
Former • Signet Jewelers Limited (2014 – 2017)

6 |

ELECTION OF DIRECTORS

Michael Mansbach Founder of Granite Stairway Advisors LLC Independent Director since 2021 Age: 55 Board committees • Compensation	Career Highlights

 •  Founder of Granite Stairway Advisors LLC, an executive consulting services firm, since July 2020

 •  Co-founder and partner of Apex Perspectives, LLC, a consulting firm, from June 2020 to February 2023

 •  President, MINDBODY, Inc., a technology platform for the fitness, beauty, and wellness service industries, from June 2017 until its acquisition by Vista Equity Partners in April 2019

 •  President, Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017

 •  President, PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by Walmart Labs in September 2015

 •  Senior management positions at Citrix, a business mobility and security software firm, from November 2004 to April 2014

Skills / Experience

 •  Expertise in creating global scale, building connected teams, market category leadership, and enterprise value

 •  Revenue growth and retention, go-to-market strategy, M&A, debt/cash/budget management, product strategy and marketing, sales strategy and process, demand generation, market positioning, international expansion, and leadership development

 •  Senior marketing positions at SeeBeyond and SeeCommerce

Education
MA, International Economics, European Area Studies, The Johns Hopkins University – Paul H. Nitze School of Advanced International Studies
Also...

Mike is passionate about helping kids understand the power of giving. His family has developed an annual fundraiser partnering with the Santa Barbara Triathlon for the Foodbank of Santa Barbara County to raise awareness of hunger issues facing children. He also developed and launched the Saturday Family Day program targeting youth volunteers. To date, 1,000+ children have participated.

Other Public Boards
None
2023 PROXY STATEMENT | 7

ELECTION OF DIRECTORS

Michael J. Merriman Consumer Products Consultant Independent Director since 2011 Age: 67 Board committees • Audit, ACFE, Chair • Compensation	Career Highlights

 •  Consumer Products Consultant, since 2008

 •  Operating Advisor at Resilience Capital Partners, LLC, a private equity firm, from 2008 to 2017

 •  Chief Executive Officer, The Lamson & Sessions Co., from November 2006 until sale in November 2007

 •  SVP & Chief Financial Officer, American Greetings Corporation, from September 2005 to November 2006

 •  President & CEO, Royal Appliance Mfg. Co., from 1995 to 2004

 •  Chief Financial Officer, Royal Appliance Mfg. Co., from 1992 to 1995

 •  Audit Partner, Arthur Andersen & Co., from 1990 to 1992

Skills / Experience

 •  Public company CEO leadership experience

 •  Consumer product sales and marketing direct to consumer, as well as to big box retailers including Walmart

 •  M&A experience including the sale of both public and private companies

 •  Public accounting experience

Education
BS, Business Administration, John Carroll University
ALSO...
Michael was named CEO of Royal Appliance Manufacturing at 39, after joining the company as CFO three years earlier.
Other Public Boards
• Nordson Corporation (since 2008), Chairman of the Board (since February 2018), Audit Committee Chair (2012 – 2018)
Former

 •  OMNOVA Solutions Inc. (2008 – 2020), Nominating & Corporate Governance
Committee Chair

 •  Invacare Corporation (2014 – 2018, 2022 – 2023)

 •  American Greetings Corporation (2006 – 2013)

 •  RC2 Corporation (2004 – 2011)

8 |

ELECTION OF DIRECTORS

M. Ann Rhoades President, People Ink, Inc. Independent Director since 2015 Age: 78 Board committees • Audit • Compensation, Chair	Career Highlights

 •  President, People Ink, Inc., a human resources consulting firm, since 1999

 •  Executive Vice President, People, JetBlue Airways, from 1999 to 2002

 •  Executive Vice President, Team Services, Promus Hotel/DoubleTree Hotels Corporation, from 1995 to 1999

 •  Vice President, People, Southwest Airlines, from 1989 to 1995

Skills / Experience
• Human resources experience • Consumer experience
EDUCATION
MBA, The University of New Mexico
ALSO...

Ann built a hiring model to get high-performance outcomes based in hiring according to values that helped create JetBlue and Southwest Airlines’ well-regarded cultures.

Author of Built on Values, Creating an Enviable Culture That Outperforms the Competition.

Flew in an F-16 at 9.1Gs.

Other Public Boards
• Nexphase Capital (since 2015)
Former • JetBlue Airways (2001 – 2015), Compensation Committee Chair • P.F. Chang’s China Bistro, Inc. (2003 – 2012), Compensation Committee Chair • Restoration Hardware (1999 – 2001, 2005 – 2009)
2023 PROXY STATEMENT | 9

How We Govern the Company
How We Govern the Company
We believe that how we govern ourselves is as important as the corporate governance that sets guidance and parameters for the Company more generally. This is a summary of some of our key Board governance provisions. More information can be found on our website at www.regiscorp.com, and in the next section summarizing some of the key provisions that apply more broadly to the Company. Our compensation governance provisions can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
All our directors, except our President and Chief Executive Officer, are independent. We provide a description of the Board’s independence standards below. Under these standards, the Board has determined that each director, with the exception of Mr. Doctor, our President and Chief Executive Officer, is independent. Accordingly, a supermajority of our Board is independent.
Leadership Structure of the Company. The Board elects the Chair of the Board and the Chief Executive Officer, and it has determined that these two roles should be held by separate individuals to enhance the Board’s oversight of management and to allow the Chief Executive Officer to focus primarily on management responsibilities. Our current Board leadership structure provides effective and independent oversight of management and the Company.
We have an independent Chair of the Board. The Chair of the Board, Mr. Grissen, is an independent director who has served on the Board for the last 10 years.
All our directors stand for election every year.
Special meetings. Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting of shareholders.
Board and Board committee meeting attendance. Each of the then-serving directors attended, in person or virtually, at least 75% of the seven meetings of the Board and the meetings of the Board committees on which each director served during the fiscal year ended June 30, 2023.
Annual meeting attendance. The Board does not have a formal policy relating to Board members’ attendance at annual shareholder meetings. Our directors are, however, encouraged to attend these meetings and all of the then-serving directors attended the virtual 2022 annual shareholders meeting.
The Board has a majority voting standard. Incumbent directors who do not receive a majority of votes cast must tender their resignation to the Board for review. Our Corporate Governance Guidelines further provide that if the Board decides not to accept a director’s resignation in such circumstances, then it will disclose its reasons.
Director stock ownership. Our directors are required to hold all common stock they receive as part of their Board compensation until they cease to serve as directors.
Age and tenure provisions. Our Corporate Governance Guidelines contain both age and tenure provisions.
Overboarding. Our Corporate Governance Guidelines contain provisions related to limiting its directors’ service on other boards of directors.
Director evaluations. Our Corporate Governance Guidelines contain provisions requiring annual Board evaluations.
Director orientation and education. Directors receive orientation overseen by the Board and the Nominating and Corporate Governance Committee and are supported in obtaining continuing director education.
Executive sessions. Our Board has a policy of conducting executive sessions of the independent directors in connection with each regularly scheduled Board meeting.
Communicating with the Board. Our directors value and seek input from a wide variety of sources to inform their work and provide shareholders the opportunity to communicate with them directly. Our directors especially value input from shareholders who have a financial stake in the caliber of their input and who work in settings likely to provide access to interesting insights. Shareholders and other interested parties who wish to contact the Board, any individual director, or the independent directors as a group, are welcome to do so by writing to our Chief Financial Officer at the following address: Regis Corporation,
10 |

How We Govern the Company
3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. Comments or questions regarding our accounting, internal controls, or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.
The Board’s role in risk oversight. One of the key responsibilities of the Board is to develop a strategic direction for the Company and to provide management oversight for the execution of that strategy. The Board regularly reviews information regarding the Company’s financial, strategic, and operational issues, as well as the risks associated with each. The Board also oversees the Company’s Data Security Incident Response Plan, which serves as a Company-wide guide to facilitate a systematic response to security incidents and is designed to prevent or minimize disruption of critical information systems, to minimize loss or theft of sensitive or critical information, and to quickly and efficiently remediate and recover from security events. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:
•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess, and manage risks. The Audit Committee is also responsible for overseeing risks relating to cybersecurity.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.
•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews governance and compliance issues with a view to managing associated risks.

•
While each Board committee is responsible for regularly reviewing, evaluating, and overseeing the management of such risks, the Board is regularly informed of such risks through committee reports. In addition, the Board and the Board committees receive regular reports from the Company’s Chief Financial Officer, Executive and Senior Vice Presidents, and other personnel with roles in managing risks. The Compensation Committee is also advised by its independent compensation consultant, which periodically reviews the risks relating to the Company’s compensation practices. The Company’s leadership team meets with the legal department and head of Internal Audit to discuss and evaluate risks applicable to the Company.

Director Independence. With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder, or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:
•	Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;
•	Been an employee of ours;
•	Had an immediate family member who was an executive officer of ours;
•	Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of ours;
•
Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of ours; or

•
Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount that, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

Director nomination process. The Nominating and Corporate Governance Committee is responsible for screening and recommending for nomination director candidates to the full Board. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that, proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Nominating and Corporate Governance Committee will also
2023 PROXY STATEMENT | 11

How We, the Directors, Are Governed
engage an independent third-party search firm. The Nominating and Corporate Governance Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, to be considered for nomination, a candidate must have:
•	High professional and personal ethics and values;
•	A strong record of significant leadership and meaningful accomplishments in his or her field;
•	Broad experience;
•	The ability to think strategically;
•	Sufficient time to carry out the duties of Board membership; and
•	A commitment to enhancing shareholder value and representing the interests of all shareholders.
Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration to the requirement of our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) and SEC regulations that at least a majority of the Board consists of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity.
The Company’s policies for, and commitments to, diversity are contained within the Code of Ethics, which explicitly provides that the Company will not discriminate against anyone on the basis of race, color, gender, sexual orientation or identity, religion, age, national origin, disability, or any other classification protected by law.
Consistent with this commitment, the Nominating and Corporate Governance Committee, when seeking new director candidates, considers and values diversity in all the attributes covered in the Code of Ethics, as well as diverse skills and experiences, such as an understanding of the retail industry, the haircare market, finance, accounting, marketing, technology, and international experience. The Nominating and Corporate Governance Committee expects every member of the Board and every director candidate to be able to act effectively on behalf of shareholders and stakeholders.
All shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chair of the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
How We, the Directors, Are Governed
Our corporate governance provisions that relate to our Board are summarized in the preceding section. Our compensation governance provisions are summarized in the Compensation Discussion and Analysis section of this Proxy Statement. Our Corporate Governance Guidelines are posted on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Code of Business Conduct and Ethics. The Board has adopted the Code of Ethics, which applies to all our employees, directors, and officers, including our President and Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the NYSE. The Code of Ethics is posted on our website at www.regiscorp.com. The Code of Ethics is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. We intend to promptly disclose future amendments to certain provisions of the Code of Ethics and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.
Related Party Transactions. Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions for amounts exceeding $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2023.
Complaint/hotline procedures. The Audit Committee Complaint Procedures, which are posted on our website at www.regiscorp.com, provide for the publication of a toll-free number and mailing address for complaints to be submitted to the Audit Committee.
12 |

Our Board’s Committees
Our Board’s Committees
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee; it disbanded the Technology Committee in fiscal 2023. The composition of the Board’s standing committees at fiscal year-end is set forth below.
Director Name	Audit	Compensation	Nominating and Corporate Governance
Lockie Andrews	■		■
Nancy Benacci	■ ACFE
Matthew Doctor
David J. Grissen	■ ACFE		■
Mark S. Light		■	■ CHAIR
Michael Mansbach		■
Michael J. Merriman	■ ACFE, CHAIR	■
M. Ann Rhoades	■	■ CHAIR
Meetings during fiscal 2023	4	7	7
ACFE = Audit Committee Financial Expert
CHAIR = Board Committee Chair
The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.
The charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Relations” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. The charters include information regarding the committees’ composition, purpose, and responsibilities.
Audit Committee
The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of the Company’s financial statements and financial reporting processes; (ii) the Company’s internal accounting systems and financial and operational controls; (iii) the Company’s audit, accounting, and financial reporting processes; (iv) the engagement, qualifications, and independence of the independent auditor; (v) the performance of the Company’s internal audit activities; and (vi) compliance with the Company’s ethics programs, including the Code of Ethics, the whistle-blower policy, and legal and regulatory requirements.
In carrying out these duties, the Audit Committee maintains free and open communication among the Board, the independent auditor, and the Company’s management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to the Company’s earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.
The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that each of Ms. Benacci, Mr. Grissen, and Mr. Merriman, each of whom is also an independent director, is an audit committee financial expert (“ACFE”) for purposes of the SEC rules and possesses accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.
Compensation Committee
The primary responsibilities of the Compensation Committee are to determine and approve, or to make recommendations to the Board with respect to, the compensation and benefits packages of the Company’s executives and to consider and to recommend incentive compensation and equity-based compensation plans. The Compensation Committee also reviews director
2023 PROXY STATEMENT | 13

Our Board’s Committees
compensation, oversees the evaluation of the Chief Executive Officer, and evaluates on an annual basis its own performance and the adequacy of its charter. Additional information about the responsibilities of the Compensation Committee is provided below in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has determined that all members of the Compensation Committee meet the NYSE definition of independence applicable to Compensation Committee members.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization, membership, and evaluation. The Nominating and Corporate Governance Committee also monitors Board qualifications and orientation of new directors, manages the annual Chief Executive Officer evaluation, reviews and resolves any director conflicts of interest, and presents qualified individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee annually reviews the Corporate Governance Guidelines. It also reviews and approves, if appropriate, any related party transactions in accordance with the Company’s Related Party Transaction Approval Policy. Finally, the Nominating and Corporate Governance Committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” above.
14 |

How Our Directors Are Paid
How Our Directors Are Paid
We designed our director compensation program to address the time, effort, expertise, and accountability required of active Board membership, with consideration given to industry comparisons of directors’ compensation. Our Board believes that annual compensation for non-employee directors should consist of both cash, to compensate directors for their service on the Board and its committees, and equity, to align the interests of directors and our shareholders. By vesting over time, equity awards also create an incentive for continued service on our Board.
Compensation of our directors is reviewed and determined by the Board on an annual basis. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. In October 2022, for the fifth year in a row, the Board reviewed our director compensation and determined not to increase the compensation program for fiscal 2023, keeping the annual cash retainer amounts the same; however, to preserve shares under the 2018 Long Term Plan, it made certain changes to the annual equity awards granted to non-employee directors. The 2023 director compensation program is described below:
•	An annual cash retainer of $70,000, which is paid quarterly;
•
An annual cash retainer of $20,000, $15,000, $12,500, and $20,000 for the chairs of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee, respectively;

•
An annual grant of 90,000 options to purchase shares of the Company’s common stock, which vests monthly over a period of one year and pays out when the director leaves the Board, generally granted on the date of the director’s election or re-election at the annual meeting of shareholders; and

•
An annual grant of 75,000 options to purchase shares of the Company’s common stock, payable to our independent Chair of the Board, which vests monthly over a period of one year and pays out when the Chair leaves the Board, generally granted on the date of the Chair’s re-election at the annual meeting of shareholder.

2023 PROXY STATEMENT | 15

Fiscal 2023 Director Compensation Table
The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2023, information concerning their annual and long-term compensation earned during such fiscal year.
Fiscal 2023 Director Compensation Table
Director Name	Fees Earned or Paid in Cash ($)	Option Awards[1,2] ($)	Total ($)
Lockie Andrews	70,000	117,900	187,900
Nancy Benacci[3]	11,731	44,952	56,683
David J. Grissen	70,000	216,150	286,150
Mark S. Light	82,500	117,900	200,400
Michael Mansbach	80,000	117,900	197,900
Michael J. Merriman	90,000	117,900	187,900
M. Ann Rhoades	85,000	117,900	202,900
1
Values expressed represent the aggregate grant date fair value of stock options granted during fiscal 2023, as computed in accordance with FASB ASC Topic 718 using a Monte Carlo valuation model. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a description of the assumptions used in calculating these amounts. Values end with rounding difference due to full number of shares at fair market value.

2	Annual grants of stock options were made to the directors on November 4, 2022.
3	Ms. Benacci joined the Board effective May 1, 2023, and she received a pro-rated annual grant of stock options on May 8, 2023.
The following table shows, for each of our current non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2023:
Director Name	Aggregate Stock Awards Outstanding as of 06/30/23 (#)	Aggregate Option Awards Outstanding as of 06/30/23 (#)
Lockie Andrews	42,842	90,000
Nancy Benacci	—	43,643
David J. Grissen	155,192	165,000
Mark S. Light	100,647	90,000
Michael Mansbach	43,767	90,000
Michael J. Merriman	111,041	90,000
M. Ann Rhoades	89,151	90,000
For fiscal 2024, to preserve shares under the 2018 Long Term Plan, the Board determined to defer equity grants to non-employee directors until a later date.
16 |

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Background
Our Company
At Regis, we exist to unleash the beauty of potential. We have defined four specific values and reciprocal behaviors that will drive our direction and actions:
•	Foster Trust. Create powerful relationships by acting with empathy and integrity.
•	Create Community. Connect and collaborate with all your partners. Share the challenges as much as you celebrate the wins.
•	Be Brave. Dream big and courageously challenge the status quo.
•	Own It. You are empowered. Take responsibility and own your role and your results.
These values are who we are, they’re why we are. We live by these values every single day via our employees, franchisees, stylists, brands, services, and products. Our brands, which include Supercuts, SmartStyle, Cost Cutters, Roosters, and First Choice Haircutters, are in the business of making people look and feel their best.
As of June 30, 2023, the Company franchised or owned 4,863 salons in North America and beyond, with only 68 Company-owned salons remaining.
We believe in creating a culture of striving for the best for our approximately 435 employees. That culture is also diverse and inclusive; approximately 85% of our employees are women, and approximately 67% of the Company’s leadership positions are held by women. Additionally, we enable hundreds of people to become small business owners through our franchise system.
Connecting with Our Franchisees
As we focus on supporting a fully franchised business model, we prioritized connecting with the one group of people core to our business: our franchisees. During fiscal 2023, we worked to improve our franchisees’ level of satisfaction with the value and support we provided to their businesses. We did so through expanding our train-the-trainer program, hosting in-salon education programs, launching new ad campaigns, dedicating resources to recruitment marketing to fill the stylist applicant pool, hosting in-person conferences, and more fully utilizing the Zenoti platform to engage with additional customers and to gain access to improved business analytics. We also worked to increase sales across our franchise system by implementing initiatives to increase stylist applications, increase stylist hours, and improve customer retention. In addition, we improved the structure of our field-based operations team, which provides additional support to our franchisees, and we kicked off Education Destination events, where we shared our best practices through management-style classes and heard from our franchisees so we can better support them.
2023 PROXY STATEMENT | 17

COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
The Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement will provide you with information concerning the basic objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our Named Executive Officers (“NEOs”). As a “smaller reporting company” under the rules of SEC, we are taking advantage of certain scaled disclosure rules, including reduced disclosure obligations regarding the compensation of our NEOs. For fiscal 2023, our NEOs are:
Name	Title	Period of Employment
Matthew Doctor	President and Chief Executive Officer	February 2021 – present
Kersten D. Zupfer	Executive Vice President and Chief Financial Officer	February 2007 – present
John C. Davi	Executive Vice President and Chief Digital Officer	October 2021 – present
Executive Summary
Our Executive Pay Plan
Our fiscal 2023 compensation plan includes three main components: base salary, short-term incentives, and long-term incentives.
The cash elements of our fiscal 2023 compensation plan include:
Element	Form	Metric	Performance Period	Objective
Base Salary	Cash	Fixed	N/A	Provide a base level of compensation for executive talent.
Short Term Incentives (Annual Incentive Compensation (“AIC”) and Discretionary Bonuses)	Cash	Variable compensation component based on performance against financial goals and assessment of individual metrics	1 year	Motivate executives to meet and exceed objectives aligned with our strategic plan
In fiscal 2023, we granted equity awards to our executives, with the exception of our President and Chief Executive Officer, which were delivered half in the form of stock options and half in the form of cash-settled stock appreciation rights and were structured to compensate leaders only to the extent our shareholders benefited through stock price appreciation. These awards vest in equal installments on each of the first three annual anniversaries of the date of grant.
Information about changes to our long-term incentive plan that were approved subsequent to fiscal 2023 are described below.
Our 2022 Say-on-Pay Vote Result
At our 2022 annual meeting of shareholders, shareholders holding approximately 96% of the votes cast on our say-on-pay proposal voted in favor of our executive compensation program.
18 |

COMPENSATION DISCUSSION AND ANALYSIS
How We Design Executive Pay
Compensation Philosophy
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders.
The Compensation Committee has adopted a compensation philosophy that centers on the following guiding principles:
Generally target total direct compensation at market rates, with the following considerations:
•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to our peer group (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

Specific to 2023, most of our executives were relatively new to Regis, and their compensatory arrangements were set, in part, based on our negotiations with each executive, taking into account the executive’s experience and the compensation level required for us to attract them to join Regis. However, the compensation philosophy described above will generally apply to annual adjustments to these executives’ compensation going forward.
Align with shareholder interests by designing a compensation portfolio that pays for performance.
•
For fiscal 2023, the Compensation Committee set challenging annual incentive performance expectations related to our operations as a fully franchised model, including achieving target Adjusted EBITDA, improving sales, standardizing the Zenoti platform across the franchise system, and increasing franchisee and employee engagement.

The Compensation Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and to incentivize executives to achieve our current strategic objectives.
Review of External Market Data
The Compensation Committee considers compensation in the external market as one factor in its executive compensation decisions, examining both relevant broad retail industry data and data from a group of companies it considers representative of its competitors for executive talent. At the beginning of fiscal 2023, with the assistance of its independent compensation consultant, Pay Governance LLC (“Pay Governance”), the Compensation Committee considered pay level and practices information derived from the following set of peer companies:
Biglari Holdings Inc.	El Pollo Loco Holdings, Inc.	Planet Fitness, Inc.
Bloomin’ Brands, Inc.	Franchise Group, Inc.	Ruth’s Hospitality Group, Inc.
Carriage Services Inc.	Guess?, Inc.	Select Interior Concepts, Inc.
Del Taco Restaurants, Inc.	Jack in the Box Inc.	StoneMor Inc.
Denny’s Corporation	Lifevantage Corporation	The Wendy’s Company
Dine Brands Global, Inc.	Nature’s Sunshine Products, Inc.	Winmark Corporation
e.l.f. Beauty, Inc.	OneSpaWorld Holdings Limited
In fiscal 2023, the Compensation Committee approved compensation levels for all executives, including Mr. Doctor, our President and Chief Executive Officer, and did not make routine changes to base salaries or annual cash incentive opportunities for our NEOs. Accordingly, we did not benchmark our fiscal 2023 executive compensation against our peer group or the broader market.
2023 PROXY STATEMENT | 19

COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee
The Compensation Committee is charged with developing and administering the base salary, annual and long-term incentives, and benefit programs for our executives. Our annual cash incentive program is typically referred to as our “bonus” program, and the bonus payments are generally reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table of this Proxy Statement. In developing our compensation programs, a basic objective for the Compensation Committee was that the total compensation awarded to the NEOs be fair, reasonable, and competitive in relation to the median compensation for similar positions within our peer group, as identified above, as well as in the broader retail market. This objective is consistent with our executive pay philosophy.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executives. Accordingly, the primary duties and responsibilities of the Compensation Committee are:
•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executives; and
•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans, and benefit programs.
Role of Executive Officers in Compensation Decisions
Our President and Chief Executive Officer furnishes his input to the Compensation Committee regarding the compensation of the Company’s executives, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our President and Chief Executive Officer is not present during deliberations and voting regarding his own compensation or during other executive sessions of the Compensation Committee.
Role of the Independent Compensation Consultant
Since fiscal 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), an independent consulting firm, to provide to it executive compensation consulting services. The Compensation Committee assessed Pay Governance’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.
Since it was engaged by the Compensation Committee, Pay Governance worked with the Compensation Committee and Company management to establish incentive plan designs, supported the Compensation Committee with shareholder engagement efforts, and assisted the Compensation Committee on other activities in support of its responsibilities as set forth in its charter. The Chair of the Compensation Committee worked directly with Pay Governance to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. Pay Governance worked with management, at the direction of the Compensation Committee, to fully understand the future business direction and the historical, current, and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.
20 |

COMPENSATION DISCUSSION AND ANALYSIS
Elements of the Executive Compensation Program
in Fiscal 2023
Base Salary Decisions for Fiscal 2023
The Compensation Committee did not modify our NEOs’ base salaries for fiscal 2023, which were consistent with fiscal 2022 base salaries, except that, in July 2022, Mr. Davi’s base salary was increased from $350,000 to $425,000 to align with his increased level of responsibilities associated with his transition from the position of Chief Technology Officer to Chief Digital Officer.
As a result, base salaries for our NEOs for fiscal 2023 were as follows:
Name	Base Salary at June 30, 2022 (Annualized) ($)	Base Salary at June 30, 2023 (Annualized) ($)	Increase/(Decrease) (%)
Matthew Doctor	600,000	600,000	—
Kersten D. Zupfer	425,000	425,000	—
John C. Davi	350,000	425,000	21.4
Short Term Incentive Decisions for Fiscal 2023
The Compensation Committee determines the annual incentive compensation (“AIC”) payouts each year in accordance with our Short Term Incentive Plan (“Short Term Plan”).
The Compensation Committee annually selects AIC metrics for the Short Term Plan that align executives’ incentives with our strategic objectives. For fiscal 2023, the Compensation Committee set Company performance metrics tied to target Adjusted EBITDA (which excludes AIC and any discretionary bonus payouts) and key initiatives related to the Company’s on-going performance. The Adjusted EBITDA performance metric was weighted at 30% of the Short Term Plan payout and the key initiative performance metrics were weighted, collectively, at 70% of the Short Term Plan payout.
Name	Target AIC (as a Percentage (%) of Salary)	Target AIC ($)
Matthew Doctor	125	750,000
Kersten D. Zupfer	70	297,500
John C. Davi	70	297,500
2023 PROXY STATEMENT | 21

COMPENSATION DISCUSSION AND ANALYSIS
Following the end of fiscal 2023, in August 2023, the Compensation Committee evaluated the executives’ performance against the AIC metrics, as described in further detail below. The table below reflects the AIC metrics initially set for all the NEOs that remained in effect as of the end of the fiscal year, and the level of achievement of such metrics.
Performance Measure	Weighting[1]	Performance Goal[2]	Description	Award Multiplier	Actual Result	Achievement as a % of Total AIC Target
Company Performance Goal (Adjusted EBITDA excluding AIC and discretionary bonus payouts)	30% of Total AIC	Threshold	Adjusted EBITDA of no less than $16.0 million (excluding AIC and any discretionary bonus payouts)	—	Adjusted EBITDA = $24.0 million (125% of target for this metric)	37.5%
		Target	Adjusted EBITDA of no less than $18.2 million (excluding AIC and any discretionary bonus payouts)	100%
		Maximum	Adjusted EBITDA of at least $22.5 million (excluding AIC and any discretionary bonus payouts)	125%
Increase Sales (System Wide Sales)	14% of Total AIC	Threshold/ Target/ Maximum	Increase system wide sales by a specified threshold, target or maximum level for salons open as of June 30, 2022	Up to 200%	Threshold not met	0%
Increase Sales (Stylist Hours)	8.75% of Total AIC	Threshold/ Target/ Maximum	Increase average stylist hours per salon by a certain number of hours per day, per salon	Up to 200%	20.9% of target for this metric	1.8%
Increase Sales (Applications)	3.5% of Total AIC	Threshold/ Target	Increase applications through recruitment platform by at least 10%	100%	100% of target for this metric	3.5%
Increase Sales (Customer Retention)	8.75% of Total AIC	Threshold/ Target/ Maximum	Improve 90-day customer retention rate by a certain level	Up to 150%	59.5% of target for this metric	5.2%
Migrate Franchisees to Technology Platform	17.5% of Total AIC	Threshold/ Target	Secure certain level of migration payments	Up to 100%	Threshold not met	0%
Improve Franchisee Ratings of Support (Non-Technical Education Departments)	7.9% of Total AIC	Threshold/ Target	Increase franchisee ratings of support from Marketing, Field Operations, Learning & Development, and Technology departments to a certain level	Up to 100%	89.5% of target for this metric	7%
Improve Franchisee Ratings of Support (Technical Education Department)	2.6% of Total AIC	Threshold/ Target	Increase franchisee ratings of support from the Technical Education department to a certain level	Up to 100%	100% of target for this metric	2.6%
Improve Employee Survey Results	7% of Total AIC	Threshold	Improve results from an employee engagement survey by at least 5%	—	16.7% of target for this metric	1.2%
		Target	Improve results from an employee engagement survey by at least 10%	100%
1	Weighting percentage is a percentage of the total AIC target.
2	If the measured amount achieved is between certain of the performance goals, the award multiplier will be determined through linear interpolation.
Each executive received the respective payout set forth in the table to the right. In each case, the Compensation Committee’s determinations were subject to the audit of the Company’s annual financial statements. These AIC payouts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
NEO	Calculated AIC %	Total AIC Payout ($)
Matthew Doctor	58.8	441,000
Kersten D. Zupfer	58.8	174,930
John C. Davi	58.8	174,930
22 |

COMPENSATION DISCUSSION AND ANALYSIS
Long Term Incentive Decisions for Fiscal 2023
Fiscal 2023 Annual Equity Awards
For fiscal 2023, the Compensation Committee determined to grant to each of Ms. Zupfer and Mr. Davi an award of 112,500 cash-settled Stock Appreciation Rights (“SARs”) and 112,500 options to purchase shares of the Company’s common stock. These awards are eligible to vest in equal installments on each of the first three annual anniversaries of the grant date. Each SAR and stock option has a per share exercise price equal to the closing price per share of the Company’s common stock on the date of grant and a term of 10 years.
Because Mr. Doctor had previously received an award of 875,000 stock options in May 2022 (as described in more detail below), the Compensation Committee determined that Mr. Doctor would not receive an annual long-term equity grant in fiscal 2023.
Termination of the Stock Purchase and Matching RSU Program
In August 2022, the Compensation Committee determined to discontinue the prior Stock Purchase and Matching RSU Program (“SPMP”), under which our executives and other eligible employee participants were able to elect to contribute up to half of their earned annual bonus under the Short Term Plan to purchase shares of our common stock and the Company would provide a matching grant of RSUs with a value equal to up to 200% of their contribution to the plan (before deducting any related or normalized tax withholding). The SPMP was designed as a longer-term program, and the termination of this program provided the Compensation Committee with more flexibility to adjust long-term incentives annually in alignment with the circumstances for each fiscal year.
Other Compensatory Decisions Applicable to Fiscal 2023
Upon consultation with its independent compensation consultant, the Compensation Committee made certain other compensation decisions for fiscal 2023 as follows.
One-Time Cash Bonuses
In August 2023, the Compensation Committee determined that it was appropriate to pay one-time cash bonuses to all NEOs at a rate equal to 21.2% of the target AIC payout under the Short Term Plan. The Compensation Committee determined to award these cash bonuses due to the Company’s over performance on the Adjusted EBITDA metric. In making this determination, the Compensation Committee acknowledged that despite missed achievements within some operational performance goals, the Company exceeded the maximum target set for the Adjusted EBITDA goal by approximately $1.5 million as a result of the Company’s reduced cost structure during fiscal 2023. These cash bonuses are reported in the Summary Compensation Table under the “Bonus” column.
ReFi Achievement Bonus
In connection with Mr. Doctor’s appointment as President and Chief Executive Officer of the Company in May 2022, the Compensation Committee approved a bonus of $600,000 to be payable in fiscal 2023, the payout of which was contingent upon the occurrence of either a refinancing of the Company’s current bank loan with a third party or obtaining a minimum extension of 24 months with the current bank. In August 2022, the Company closed on a transaction that provided for an amendment of the Company’s existing credit agreement and an extension of the maturity for more than 24 months. This achievement bonus is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
ReFi Recognition Bonuses
The Compensation Committee approved discretionary bonuses in the amount of $100,000 to be paid to each of Mr. Doctor and Ms. Zupfer in fiscal 2023 in recognition of their outstanding contributions toward closing on a transaction to amend and extend the Company’s credit agreement in August 2022. These recognition bonuses are reported in the Summary Compensation Table under the “Bonus” column.
2023 PROXY STATEMENT | 23

COMPENSATION DISCUSSION AND ANALYSIS
Adoption of the Amended and Restated Senior Executive Severance Policy
The Compensation Committee approved an Amended and Restated Senior Executive Severance Policy, effective beginning in fiscal 2023, which reduces the bonus component of the severance payout for participants who experience a qualifying termination within the first nine months of a fiscal year.
Other Outstanding Awards
From time to time, the Compensation Committee may also make equity grants in other circumstances, such as to recruit new executive talent, upon the promotion of an executive, and to retain key individuals. In the past, we made a significant number of changes to our executive team and granted these individuals equity awards as an inducement. The awards described below were granted prior to the most recently completed fiscal year and remained outstanding as of June 30, 2023 and are also reflected in the Outstanding Equity Awards table below.
•
In May 2022, the Compensation Committee granted an equity award to Mr. Doctor, with such award having the same terms as the other awards granted to NEOs in fiscal 2022, to align his level of equity incentives with his increased level of responsibility;

•
In November 2021, the Compensation Committee granted equity awards to each of Mr. Doctor, Ms. Zupfer, and Mr. Davi, with such awards having the same terms as the other awards granted to NEOs in fiscal 2022, to align their level of equity incentives with their increased levels of responsibility; and

•
In November 2019, the Compensation Committee granted an equity award to Ms. Zupfer, with such award having the same terms as the other awards granted to NEOs in fiscal 2021, to align her level of equity incentives with her increased level of responsibility.

In addition, Ms. Zupfer has outstanding equity awards that were granted prior to fiscal 2019 under our legacy executive pay programs.
PSUs with 2020-2022 Performance Period
In fiscal 2019, we granted to Ms. Zupfer PSUs that had a three-year performance period with performance accessed as of November 11, 2022. The fiscal 2019 PSUs performance measure was end-of-period share price, meaning the volume-weighted average closing price of the Company’s common stock across the 50 trading days that ended November 11, 2022. In order for the PSUs to be earned, the end-of-period share price needed to equal or exceed $25.82. However, the end-of-period share price threshold was not achieved and the PSUs did not vest.
Benefits
Consistent with our current compensation philosophy, we provide benefits that align with the market median and with current market practices. The benefits we provided to our NEOs in fiscal 2023 are summarized in the footnotes to the Summary Compensation Table in this Proxy Statement or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).
Key Compensatory Decisions Applicable to Fiscal 2024
Subsequent to fiscal 2023, the Compensation Committee engaged in its annual review of executive compensation for purposes of considering compensation for fiscal 2024. The Compensation Committee is continuing to evaluate compensation adjustments for fiscal 2024, but does not expect to grant equity awards to NEOs in fiscal 2024 given the large equity awards made in prior fiscal years.
24 |

COMPENSATION DISCUSSION AND ANALYSIS
Governance Policies and Additional
Compensation-Related Items
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies that, in many cases, go beyond SEC and NYSE requirements to reflect emerging best practices.
Compensation Practice	Regis Policy
Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the NYSE, including the higher standards applicable to Compensation Committee members.
Clawback Policy
Our current “clawback” policy permits us to recover certain equity as well as cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement. The Company expects to revise its clawback policy in the next year to comply with new NYSE and Securities and Exchange Commission rules.

Limited Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, including after a change in control), while retaining our “double trigger” structure.
No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.
Hedging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our directors, officers, other employees, and designees of the foregoing from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including shares held directly or indirectly (however, our policy does not prohibit general portfolio diversification transactions).

Pledging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our employees, officers, and directors from holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains approval from our Chief Financial Officer.

Independent Compensation Consultant	Pay Governance LLC has advised our independent Compensation Committee since fiscal 2018.
Risk Assessment	We consider risk in our compensation programs and periodically conduct a risk assessment, which is led by our independent compensation consultant.
Annual Say-on-Pay Vote	Every year, we offer our shareholders the opportunity to cast an advisory vote on our executive compensation.
No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.
Stock Ownership by Our Named Executive Officers
The Board believes that each of our executives who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Compensation Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each executive to hold our common stock having a fair market value equal to a multiple of their base salary, as set forth below:
•	Chief Executive Officer—3x annual base salary
•	Executive Vice President—2x annual base salary
•	Senior Vice President—1x annual base salary
2023 PROXY STATEMENT | 25

COMPENSATION DISCUSSION AND ANALYSIS
The current stock ownership requirements were established in April 2013. All shares beneficially owned by an executive are included in the calculation, except that shares subject to performance-based vesting conditions, shares subject to unexercised stock options, and SARs are not included. For purposes of the stock ownership calculation, shares are valued at the greater of (i) the average closing price of one share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.
In addition, our Corporate Governance Guidelines contain a stock retention requirement that mandates executives to retain at least 75% of the shares they received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied.
Based on their current holdings, Mr. Doctor, Ms. Zupfer, and Mr. Davi each remain subject to our stock retention requirement. Accordingly, none of the NEOs sold any shares during fiscal 2023. The Nominating and Corporate Governance Committee is responsible for measuring and monitoring compliance with these guidelines.
Employment Agreements and Post-Employment Compensation
We are parties to certain compensatory arrangements with our NEOs, as described below under the “Summary of Arrangements with Named Executive Officers” section of this Proxy Statement. The purpose of these arrangements is to reflect the compensatory terms agreed to in connection with attracting talented executives to our Company.
All of our NEOs are eligible for certain compensation and other benefits if his or her employment terminates due to certain articulated reasons (including in connection with a change in control). Receipt of these benefits generally requires the executive to comply with certain post-termination covenants and execute a release of claims in favor of the Company. The Compensation Committee and the Board recognize the importance of avoiding the distraction and loss of key management personnel that may occur in connection with certain leadership transitions, as well as any rumored or actual change in control of the Company. Accordingly, the Compensation Committee and the Board have structured the terms for severance to incentivize the executives to remain employed by the Company during any transition or while a transaction is under consideration or pending, and to not favor one transaction structure over another merely because of the impact on his or her compensation.
Deductibility of Executive Compensation
I.R.S. Code Section 162(m) precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of fiscal 2023, includes our three NEOs and certain former employees identified as a covered employee in fiscal 2018 or any subsequent year).
The Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that shareholder interests are best served if the Company’s discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Compensation Committee’s ability to continue to provide a competitive compensation package to attract, motivate, and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.
Regulatory Considerations
The Compensation Committee considered (i) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (“ASC”) Topic 718 and (ii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999) in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These considerations included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Compensation Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward, and retain those executives.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Mark S. Light
Michael J. Mansbach
Michael J. Merriman
M. Ann Rhoades, Chair
Members of the Compensation Committee
2023 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows each individual who served as our principal executive officer in fiscal 2023 and the two other most highly compensated executive officers in fiscal 2023 who were still serving as such on June 30, 2023 (together, referred to as the “Named Executive Officers” or “NEOs”), along with information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2023 and 2022.
Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total ($)
Matthew Doctor President and Chief Executive Officer	2023	600,000	259,000	—	—	1,041,000	38,862	1,938,862
	2022	462,981	86,166	127,909	1,022,500	242,990	1,375	1,943,921
Kersten D. Zupfer Executive Vice President and Chief Financial Officer	2023	457,000	163,070	—	231,750	174,930	270	1,027,020
	2022	457,000	11,475	228,224	348,750	242,123	283	1,287,855
John C. Davi Executive Vice President and Chief Digital Officer[7]	2023	424,695	63,070	—	231,750	174,930	67,433	961,878
1
As to Ms. Zupfer, this value includes amounts provided in the form of a modest perquisite allowance of approximately $32,000, which primarily covers an automobile allowance. The entire allowance is paid to Ms. Zupfer regardless of whether she spends the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

2
The amounts for fiscal 2023 represent discretionary bonus payments made for One-Time Cash Bonuses and ReFi Recognition Bonuses for Mr. Doctor and Ms. Zupfer as described above under “Other Compensatory Decisions Applicable to Fiscal 2023” in the CD&A section of this Proxy Statement.

3
Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date for RSUs and PSUs with performance metrics other than market conditions, the Monte Carlo model for PSUs with market conditions and the Black-Scholes model for stock options and SARs. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a description of the assumptions used in calculating these amounts.

4	The grant date fair values for option awards for the fiscal year ended June 30, 2023 include:
•
Stock options to acquire 112,500 shares that were granted in August 2022 to Ms. Zupfer and Mr. Davi, which will vest in equal installments on each of the first three annual anniversaries of the date of grant; and

•	112,500 cash-settled SARs that were granted in August 2022 to Ms. Zupfer and Mr. Davi, which will vest in equal installments on each of the first three annual anniversaries of the date of grant.
5
Amounts for fiscal 2023 represent amounts earned pursuant to AIC awards under the Short Term Plan as described more fully under the heading “Short Term Incentive Awards for Fiscal 2023” in the CD&A section of this Proxy Statement. For Mr. Doctor, the amount for fiscal 2023 also includes the ReFi Achievement Bonus as described above under “Other Compensatory Decisions Applicable to Fiscal 2023” in the CD&A section of this Proxy Statement.

6	The following table sets forth All Other Compensation amounts by type:
Name	Company Match and Profit- Sharing Contribution[a] ($)	Total All Other Compensation[b] ($)
Matthew Doctor	37,500	38,862
Kersten D. Zupfer	—	270
John C. Davi	32,804	67,433
a
The Company matches the NEOs’ contributions into its retirement savings plans up to $25,000 per calendar year. Amounts greater than $25,000 are due to the difference between calendar and fiscal year compensation.

b
Total All Other Compensation includes the following perquisites, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses for Mr. Davi of $31,407.

7	Mr. Davi first became an NEO in fiscal 2023.
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EXECUTIVE COMPENSATION TABLES
Narrative Disclosure to Summary Compensation Table
Summary of Arrangements with Named Executive Officers
The following section addresses the key elements of the compensation arrangements with each of our NEOs, including the key terms of any letter agreements or employment agreements between the NEO and the Company. Mr. Davi does not have an individual compensatory agreement with the Company.
Compensatory Arrangements with Mr. Doctor
On May 4, 2022, the Company entered into a letter agreement with Mr. Doctor in connection with his appointment as President and Chief Executive Officer, effective on May 5, 2022. Pursuant to the agreement, Mr. Doctor is entitled to receive (i) an annual base salary of $600,000, (ii) an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary), and (iii) a “ReFi Bonus” of $600,000 (which was subject to the occurrence of either a refinancing of the Company’s current bank loan with a third party or obtaining a minimum extension of 24 months with the current bank). In August 2022, the Compensation Committee determined that Mr. Doctor was entitled to receive the ReFi Bonus based on the Company entering into an agreement to extend the maturity on its existing credit agreement for a period of at least 24 months.
In addition, the Compensation Committee approved equity awards to Mr. Doctor, which were comprised of 875,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which were eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares. All such stock options have a per share exercise price equal to the closing price per share of the Company’s common stock on the date of grant and a term of 10 years.
If Mr. Doctor’s employment is terminated either by the Company without Cause (excluding as a result of death or disability) or by Mr. Doctor for Good Reason, as defined in his letter agreement, Mr. Doctor will be eligible for severance benefits under the Company’s senior executive severance policy described below. In Mr. Doctor’s letter agreement, “Cause” is defined as: (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation, or moral turpitude; (ii) continued failure (after specific written notice of any such failure) to perform material duties under the agreement or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or a material breach of his fiduciary duties; (iii) theft, fraud, or material dishonesty with regard to the Company in connection with Mr. Doctor’s duties; (iv) material violation of the Company’s code of conduct or similar written policies, including the Company’s sexual harassment policy, that is not cured (if curable) within 30 days after written notice by the Board; (v) willful misconduct unrelated to the Company having or likely to have a material negative impact on the Company or its affiliates (economic or reputational); (vi) an act of gross negligence or willful misconduct that relates to the affairs of the Company or any of its affiliates; or (vii) material breach of the provisions of the letter agreement that is not cured (if curable) within 30 days after notice by the Board. “Good Reason” is defined as: (i) any material diminution of Mr. Doctor’s authority, duties, or responsibilities; or (ii) a material reduction by the Company of Mr. Doctor’s base salary or target annual bonus percentage (other than (a) an across-the-board reduction of not more than 10% that applies to all other executives of the Company or (b) any temporary reduction of no more than 25% in response to any pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided that, Mr. Doctor must give 60 days’ written notice of his resignation, setting forth the conduct of the Company that is alleged to constitute Good Reason, and provide to the Company an opportunity to cure the conduct and the Company fails to do so. Mr. Doctor also executed the Company’s non-compete, non-disclosure, non-solicitation, and non-hire agreement.
Compensatory Arrangements with Ms. Zupfer
On December 1, 2014, the Company entered into an employment agreement with Ms. Zupfer in connection with her employment with the Company. Pursuant to the agreement, Ms. Zupfer is entitled to (i) receive an annual base salary, the amount of which is reviewed annually by the Compensation Committee and subject to adjustment, (ii) receive an annual incentive award, which is set as a percentage of Ms. Zupfer’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively, (iii) participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee, and (iv) receive life insurance and health and welfare benefits offered to other full-time employees.
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EXECUTIVE COMPENSATION TABLES
Under the terms of Ms. Zupfer’s employment agreement, she is entitled to certain benefits upon her death or disability, termination without Cause or for Good Reason, or termination for Cause or without Good Reason, which are contingent upon Ms. Zupfer signing, and not rescinding, a release and complying with certain non-competition and non-solicitation covenants. In the event of Ms. Zupfer’s death or disability, she is entitled to her accrued compensation and obligations. In the event of Ms. Zupfer’s termination without Cause or resignation for Good Reason, she is entitled to all accrued compensation and obligations and an amount equal to one times her annual base salary plus a pro-rated portion of any bonus she would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage. In Ms. Zupfer’s employment agreement, “Cause” is defined as acts during Ms. Zupfer’s employment resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by Ms. Zupfer of her material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to Ms. Zupfer and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company. “Good Reason” is defined as any of the following to occur during Ms. Zupfer’s employment with the Company: (i) any material diminution in the nature of her authority, duties, or responsibilities, or her removal from, or failure to be reelected to, her position (except in connection with a termination for Cause, permanent disability, or as a result of her Death or her resignation other than for Good Reason); (ii) a material reduction in her base salary (other than a reduction that is part of an across-the-board reduction of base salaries for all executives; provided that, the reduction is commensurate with the percentage reduction in base salaries for all other executives; (iii) the Company’s failure to continue (without substitution of a substantially equivalent plan) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which Ms. Zupfer is participating; (iv) the Company’s material breach of the employment agreement; (v) the requirement that Ms. Zupfer’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or (vi) the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the employment agreement. “Disability” is defined a as physical or mental disability or health impairment that prevents the effective performance by Ms. Zupfer of her duties on a full-time basis.
Ms. Zupfer’s employment agreement further provides that severance payments will be paid over the course of the severance period and offset by any compensation Ms. Zupfer receives from other substantially full-time employment during the severance period. However, in fiscal 2017, the Compensation Committee modified this provision to provide that severance will not be offset by non-competitive employment. The severance payments are contingent upon Ms. Zupfer signing, and not rescinding, a release of claims and complying with certain non-competition and non-solicitation covenants. The Company’s remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.
Sign-On, Relocation, and Related Benefits
When executive officers join the Company, from time to time, we have agreed to sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join the Company. No such benefits were provided to the NEOs in fiscal 2022 or 2023.
Senior Executive Severance Policy
Certain of our NEOs participate in the Senior Executive Severance Policy (the “Severance Policy”) under which Senior Vice Presidents and above without an individual employment agreement are entitled to receive the following severance benefits if the executive’s employment is terminated without Cause: (i) one year of base salary paid in installments over a period of 12 months; (ii) a pro rata bonus for the fiscal year in which termination occurs based on actual performance, if it can be calculated, but not to exceed (A) the target bonus amount prior to proration based on actual achievement for an executive who worked nine months or more during a fiscal year, (B) if actual achievement cannot be calculated, a bonus amount based on the average payout of other eligible continuing executives for an executive who worked nine months or more during a fiscal year, or (C) 75% of the target bonus amount for an executive who worked less than nine months during the fiscal year; and (iii) continuation of certain medical benefits for up to 12 months unless and until the executive is covered under the health and/or dental insurance policy of a new employer. The severance benefits are subject to the executive signing a release in favor of the Company and complying with one-year non-competition and non-solicitation restrictions. Because Mr. Davi does not have an individual employment agreement with the Company, he is eligible for severance benefits under the Severance Policy if he has a qualifying termination. Mr. Doctor’s letter agreement incorporates the Severance Policy in the event of a qualifying termination of his employment under the letter agreement, subject to certain alternative definitions described above.
Under the Severance Policy, “Cause” is defined as (a) acts resulting in a felony conviction under any federal or state statutes that is materially detrimental to the financial interests of the Company; (b) willful non-performance by the employee of the
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EXECUTIVE COMPENSATION TABLES
employee’s material employment duties (other than by reason of the employee’s physical and/or mental incapacity) after reasonable notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (c) willfully engaging in fraud or gross misconduct which is detrimental to the financial interests of the Company.
Long-Term Incentive Awards Granted to Named Executive Officers
The terms of the equity awards granted as part of the current long-term incentives are summarized below:
Cash-Settled SARs and Stock Options
SARs and stock options were granted to Mr. Doctor, Ms. Zupfer, and Mr. Davi on November 5, 2021 as an incentive related to leadership retention and to Ms. Zupfer and Mr. Davi on August 26, 2022 as part of their annual long term incentive compensation. The fiscal 2022 SARs and stock options are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively. The fiscal 2023 SARs and stock options are eligible to vest in equal installments on the first three annual anniversaries of the date of grant.
In the event of a termination of employment, unvested SARs and stock options are generally forfeited; provided, however:
•
If a participant’s employment is terminated (i) due to death or disability, (ii) due to retirement, (iii) by the Company without Cause (as defined in the 2018 Long Term Plan (the “2018 Plan”), or (iv) by the Company without Cause or by the participant for Good Reason (as defined in the award agreement), in either case within 12 months following a Change in Control (as defined in the 2018 Plan), then a pro-rated amount of the stock options will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the employee is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
SPMP RSUs
Matching RSUs granted during fiscal 2022 (including with respect to participation in the SPMP with bonuses paid with respect to fiscal 2021 performance) vest as to 20%, 20%, and 60% of the shares on the first, second, and third anniversaries of the date of grant, respectively, subject to continued service and participants are required to hold their underlying purchased shares for the same three-year period to avoid a reduction in the number of unvested RSUs.
•
If a participant’s employment is terminated (i) without Cause (as defined in the 2018 Plan) or for Good Reason (as defined in the award agreement), in each case, within 12 months following a Change in Control (as defined in the 2018 Plan), (ii) due to death or disability, or (iii) due to the participant’s retirement or termination without Cause by the Company, then a pro-rated amount of the RSUs scheduled to vest on the next scheduled vesting date shall be calculated based on (a) the number of days the participant was employed as a percentage of (b) the total number of days, in each case between the most recently completed and the next scheduled vesting date.

Matching RSUs granted as part of our SPMP during fiscal year 2021 are subject to a five-year continued service and cliff vesting conditions and participants are also required to hold their underlying purchased shares for the same five-year period to avoid a reduction in the number of unvested RSUs. The matching RSUs earn dividend equivalents but have no voting rights. If a participant’s employment is terminated (i) without Cause or for Good Reason, in each case within 12 months following a Change in Control or (ii) due to death or disability, if the termination occurs (a) prior to the third anniversary of the grant date, a pro-rated amount of the matching RSUs will vest or (b) on or after the third anniversary of the grant date, 100% of the matching RSUs will vest.
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EXECUTIVE COMPENSATION TABLES
•
If a participant’s employment is terminated on or after the second anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service) or (ii) termination without Cause by the Company, then a pro-rated amount of the matching RSUs will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the participant is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
The 2016 Plan Definitions
The 2016 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company or (b) willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (2) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
•
any person is or has become the beneficial owner of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), except for an acquisition by an entity resulting from a Business Combination (as defined below), provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided, however, that if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of common stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 20% of the Outstanding Common Stock or Outstanding Voting Securities);

•
consummation of (a) a merger or consolidation of the Company with or into another entity, (b) a statutory share exchange, or (c) the acquisition by any person of all or substantially all of the assets of the Company (each, a “Business Combination”), unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person (as defined above) beneficially owns, directly or indirectly, 20% or more of the voting power of the outstanding voting

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EXECUTIVE COMPENSATION TABLES
stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or
•
individuals who constitute the Board on the effective date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of this 2016 Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any award under the 2016 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
The 2018 Plan Definitions
The 2018 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company, or willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (b) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
•
any person is or becomes the beneficial owner of 49% or more of either (a) the Outstanding Common Stock or (b) the Outstanding Voting Securities, except for an acquisition by an entity resulting from a Business Combination; provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided further, however, that if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of Common Stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 49% of the Outstanding Common Stock or Outstanding Voting Securities);

•
consummation of a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person beneficially owns, directly or indirectly, 49% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

•
the Incumbent Board has ceased for any reason to constitute at least a majority thereof, provided that, any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of the 2018 Plan, considered as though such person were a member of the Incumbent Board;

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EXECUTIVE COMPENSATION TABLES
provided, however, that for any payment with respect to any award under the 2018 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
•	“Good Reason” means the occurrence, without the express written consent of the employee, of any of the following:
•	any material diminution in the nature of the employee’s authority, duties, or responsibilities;
•
any reduction by the Company in the employee’s base salary then in effect or target bonus percentage, other than an across-the-board reduction of not more than 10% that applies to all other similarly situated employees of the Company; or

•
following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which the employee is then participating;

provided that, the employee notifies the Company within 90 days of the occurrence of such conduct and the Company fails to remedy such conduct within 30 days of receiving such notice (the “Cure period”) and the employee delivers written notice of resignation to the Company’s General Counsel within 30 days following the end of the Cure Period.
Retirement Plans and Arrangements
We currently provide the NEOs the option to participate in two Company-sponsored retirement savings plans: the Executive Retirement Savings Plan, a nonqualified deferred compensation plan, and the Regis Individual Secured Retirement Plan (the “RiSRP”), an employee welfare benefit plan, which was added in fiscal 2016 as a post-tax retirement savings option.
Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Executives may defer up to 100% of their annual compensation, including annual incentive, on a pre-tax basis. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years. Employer contributions under the Executive Retirement Savings Plan for our NEOs include a 25% match on up to a maximum of $100,000 in deferred compensation (i.e., $25,000) and a discretionary annual profit sharing contribution (each on a calendar-year basis), although no profit sharing contribution has been made since 2016. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with plan terms and applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for their plan accounts.
Under the RiSRP, participants may elect to contribute amounts from payroll, up to 100% of their annual compensation, including annual incentive, on an after-tax basis. Employee contributions under the RiSRP for our NEOs include the same match opportunity as the Executive Retirement Savings Plan, and if an NEO is participating in both plans, their aggregate match is capped at $25,000. Participants may also make contributions outside of payroll deductions, but these are not eligible for employer match. Participant contributions and employer matching contributions are deposited in participant-owned life insurance policies. These insurance policies are not subject to claims of the Company’s creditors. Each participant’s account balance under the life insurance policy is invested as the participant directs, from time to time, among the investment alternatives available under the insurance policy.
34 |

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal 2023 Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of June 30, 2023.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew Doctor	175,000[1]	700,000	1.26	5/5/2032
	22,500[2]	90,000	2.76	11/5/2031
	22,500[2]	90,000	2.76	11/5/2031
					37,076[2]	41,154
					14,191[3]	15,752
Kersten D. Zupfer	—	112,500[4]	1.52	8/26/2032
	—	112,500[4]	1.52	8/26/2032
	22,500[2]	90,000	2.76	11/5/2031
	22,500[2]	90,000	2.76	11/5/2031
	11,396[5]	—	10.84	8/31/2025
					66,152[2]	73,429
					25,276[6]	28,056
					1,763[7]	1,957
					832[8]	924
John C. Davi	—	112,500[4]	1.52	8/26/2032
	—	112,500[4]	1.52	8/26/2032
	15,000[2]	60,000	2.76	11/5/2031
	15,000[2]	60,000	2.76	11/5/2031
1
Award vested as to 20% of the shares on the first anniversary of the grant date, which was May 5, 2022, and vests as to 20% of the shares on the second anniversary of the grant date and 60% of the shares on the third anniversary of the grant date.

2
Award vested as to 20% of the shares on the first anniversary of the grant date, which was November 5, 2021, and 20% of the shares on the second anniversary of the grant date, and vests as to 60% of the shares on the third anniversary of the grant date.

3
Award vested as to 50% of the shares on the first annual anniversary of the date of grant, which was February 8, 2021, and vests as to 50% of the shares on the third annual anniversary of the date of grant.

4	Award vests in equal installments on each of the first, second, and third anniversaries of the grant date, which was August 26, 2022.
5	Award fully vested on August 31, 2018.
6	Award cliff vests on the fifth anniversary of the date of grant, which was December 21, 2020.
7	Award cliff vests on the fifth anniversary of the date of grant, which was August 30, 2019.
8	Award cliff vested on the fifth anniversary of the date of grant, which was August 31, 2018.
2023 PROXY STATEMENT | 35

PAY VERSUS PERFORMANCE
Pay Versus Performance
The following table sets forth additional compensation information of our CEO #1, our CEO #2, and our other NEOs (averaged), along with total shareholder return and net income performance results for fiscal years 2022 and 2023:
	Summary Compensation Table Total for CEO #1(1) ($)	Compensation Actually Paid to CEO #1(1)(2) ($)	Summary Compensation Table Total for CEO #2(1) ($)	Compensation Actually Paid to CEO #2(1)(2) ($)	Average Summary Compensation Table for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2023	1,938,862	2,087,345	N/A	N/A	994,449	966,470	12	(7,385)
2022	1,943,921	1,270,024	1,119,020	(9,024,172)	1,093,997	529,513	12	(85,857)
1	Our NEOs were:
Year	CEO #1	CEO #2	Other NEOs
2023	Matthew Doctor	N/A	Kersten D. Zupfer, John C. Davi
2022	Matthew Doctor(a)	Felipe Athayde(b)	Kersten D. Zupfer, Jim B. Lain
(a)	Mr. Doctor was appointed to the position of Interim Chief Executive Officer effective December 23, 2021, and as President and Chief Executive Officer on May 5, 2022.
(b)	Mr. Athayde’s tenure as President and Chief Executive Officer ended on December 23, 2021.
2
None of our NEOs participate in a pension plan; therefore, no adjustment from the Summary Compensation Table total related to pension value was made. A reconciliation of Total Compensation from the Summary Compensation Table (referred to below as “SCT”) to Compensation Actually Paid to our CEO #1, CEO #2 and our Other NEOs (as an average) is shown below:

	2023			2022
Adjustments	CEO #1 ($)	CEO #2 ($)	Average of Other NEOs ($)	CEO #1 ($)	CEO #2 ($)	Average of Other NEOs ($)
Total Compensation from SCT	1,938,862	—	994,449	1,943,921	1,119,020	1,093,997
(Subtraction): SCT amounts	—	—	(231,750)	(1,150,409)	(587,342)	(443,487)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	—	171,000	703,427	—	155,153
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	106,638	—	14,884	(117,501)	—	(149,311)
Addition: Vesting date fair value of awards granted and vesting during such year	—	—	—	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	41,845	—	17,887	(109,413)	(2,252,510)	(126,839)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—	—	—	(7,303,340)	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—
Compensation Actually Paid (as calculated)	2,087,345	—	966,470	1,270,024	(9,024,172)	529,513
3
Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on June 30, 2021 (the last trading day of fiscal 2021) through and including the end of the fiscal year for each year reported in the table.

36 |

PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance
The charts shown below present a graphical comparison of Compensation Actually Paid to our CEOs and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”) and (2) net income.
Compensation Actually Paid Versus TSR

Compensation Actually Paid vs. Company TSR(1)
$4,000,000
$2,000,000
$0
($2,000,000)
($4,000,000)
($6,000,000)
($8,000,000)
($10,000,000)
Compensation Actually Paid
$14
$12
$10
$8
$6
$4
$2
$0
Cumulative TSR
(value of initial $100 investment)
$12
$12
2022
2023
CEO #1
CEO #2
Average of Other NEOs
TSR

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested in our Company stock on June 30, 2021, including reinvestment of any dividends.
Compensation Actually Paid Versus Net Loss

Compensation Actually Paid vs. Net Loss
Compensation Actually Paid
$4,000,000
$2,000,000
$0
($2,000,000)
($4,000,000)
($6,000,000)
($8,000,000)
($10,000,000)
Net Loss
$0
($10,000,000)
($20,000,000)
($30,000,000)
($40,000,000)
($50,000,000)
($60,000,000)
($70,000,000)
($80,000,000)
($90,000,000)
($100,000,000)
($7,385,000)
($85,857,000)
2022
2023
CEO #1
CEO #2
Average of Other NEOs
Net Loss

2023 PROXY STATEMENT | 37

PAY VERSUS PERFORMANCE
Equity Compensation Plan Information
The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	3,786,673	$2.63	2,027,866[2]
Equity compensation plans not approved by security holders	1,000,000[3]	$11.15	85,192[4]
Total	4,786,673	$4.41	2,113,058
1
Includes shares granted through stock options, stock-settled SARs, restricted stock awards, RSUs, and PSUs under the 2004 Long Term Plan, 2016 Long Term Plan, and 2018 Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023.

2
The Company’s 2018 Long Term Plan provides for the issuance of a maximum of 3,818,895 shares of the Company’s common stock through stock options, SARs, restricted stock, or RSUs. As of June 30, 2023, there are 1,481,215 shares available for future issuance under the 2018 Long Term Plan and 546,651 shares available for issuance under the Company’s Stock Purchase Plan.

3
Consists of stock-settled SARs granted to Hugh Sawyer, the Company’s former President and Chief Executive Officer, under the NYSE inducement grant exception to its rules for shareholder approval of equity plans in connection with the commencement of his employment with the Company.

4
The Company’s SPMP provides for the issuance of a maximum of 250,000 shares of the Company’s common stock upon purchase of shares at fair market value by eligible participants. As of June 30, 2023, there are 85,192 shares available for issuance under the SPMP. The SPMP is described above under “SPMP RSUs” in the CD&A section of this Proxy Statement. The SPMP was not offered with respect to fiscal 2023 bonus payouts.

38 |

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers.
As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):
“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we can best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described in the CD&A section of this Proxy Statement.
As described in the CD&A section of this Proxy Statement, the Compensation Committee set rigorous goals to drive the pay-for-performance alignment that our shareholders expect. The Compensation Committee determined that the annual incentive program for fiscal 2023 would be comprised of company-wide performance goals instead of individually-tailored performance metrics. Having substantially completed our strategic transformation to a fully franchised model, our fiscal 2023 annual incentive program focused on improving sales, increasing franchisee cohesion and satisfaction, and expanding employee engagement, all of which are critical to our future success. Importantly, we surpassed our financial company performance goal, engaged with 307 franchisees representing 4,302 salons, invested in improving our customer and stylist experience, and continued to scale down our legacy businesses.
For a comprehensive description of our executive compensation program, philosophy, and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2023, please refer to the CD&A section, as well as the Summary Compensation Table and accompanying narrative disclosures that follow the CD&A section, in this Proxy Statement.
This advisory vote will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there is a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
2023 PROXY STATEMENT | 39

ITEM 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Board unanimously recommends that you vote for 1 YEAR as the frequency of future advisory votes on the compensation of our Named Executive Officers.
At least once every six years, we are required to provide our shareholders with an opportunity to select, on an advisory basis, the frequency of future advisory votes on the compensation of our NEOs (commonly referred to as “Say-on-Pay Frequency”). When we last held this advisory vote in 2017, our shareholders voted to conduct advisory votes on executive compensation every year, and the Board implemented this standard. The Board continues to agree that an annual advisory vote on the compensation of our NEOs is the most appropriate policy at this time.
While the Board recommends an advisory vote to approve executive compensation every year, shareholders may vote to hold the advisory vote every 1 Year, 2 Years, or 3 Years. Shareholders may also abstain from voting on this proposal. As an advisory vote, this Proposal is not binding upon the Board. However, the Board values the opinions expressed by shareholders in their vote on this matter and will consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation.
The frequency (every 1 Year, 2 Years, or 3 Years) that receives the highest number of votes will be deemed the choice of the shareholders.
40 |

ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Although not required, the Board wishes to submit the selection of Grant Thornton LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
Representatives of Grant Thornton LLP are expected to participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
Audit Fees
Aggregate audit fees billed for professional services rendered by Grant Thornton LLP were $578,000 for the year ended June 30, 2023, and $835,000 for the year ended June 30, 2022. Such fees were primarily for professional services rendered for the audit of our consolidated financial statements as of and for the years ended June 30, 2023 and June 30, 2022, reviews of our unaudited condensed consolidated interim financial statements and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.
Audit-Related Fees
There were no audit-related services rendered by Grant Thornton LLP in the years ended June 30, 2023 or 2022.
Tax Fees
Aggregate non-audit related fees billed for tax services rendered by Grant Thornton LLP were $39,244 for the year ended June 30, 2023 and $35,201 for the year ended June 30, 2022. The tax fees were primarily for strategic tax planning, tax compliance, general tax consulting and assistance with income tax audits.
All Other Fees
There were no other services rendered by Grant Thornton LLP in the years ended June 30, 2023 or 2022.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has approved the engagement of Grant Thornton LLP to perform auditing services for the current fiscal year ending June 30, 2024. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All the professional services provided by Grant Thornton LLP during the year ended June 30, 2023 were approved or pre-approved in accordance with the policies of our Audit Committee.
2023 PROXY STATEMENT | 41

AUDIT COMMITTEE REPORT
The Audit Committee reports to and assists the Board in providing oversight of the financial management, the independent auditor, and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.
Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditor, Grant Thornton LLP, is responsible for auditing the financial statements and expressing opinions thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
The Audit Committee discussed with the independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2023 for filing with the SEC. The Audit Committee has also recommended to the Board the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.
Lockie Andrews
Nancy Benacci
David J. Grissen
Michael J. Merriman, Chair
M. Ann Rhoades
Members of the Audit Committee
42 |

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2023, we were not a party to any related party transactions covered by the Exchange Act rules.
Our Related Party Transaction Approval Policy sets forth our policies and procedures for the review and approval of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;
•	Transactions available to all employees or all shareholders of the Company on the same terms;
•
Transactions that, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.
The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for approval or a determination that the transaction should be terminated. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chair to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.
The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:
•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related party has played in arranging the related party transaction;
•	The structure of the related party transaction; and
•	The interests of all related parties in the related party transaction.
The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. A transaction will be approved only if it the Nominating and Corporate Governance Committee determines that it is not inconsistent with the interests of the Company and our shareholders. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year ended June 30, 2023, we believe that all applicable Section 16(a) reports were timely filed, except for a Form 4 for Nancy Benacci reporting a grant of stock options, which was filed late due to an administrative error.
2023 PROXY STATEMENT | 43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 1, 2023, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. Our Company had 45,566,650 shares of common stock issued and outstanding as of September 1, 2023.
Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1,2] (#)	Percent of Class (%)
More than 5% Shareholders	Torch BRC, LP3	3,962,648	8.7
	Charles Schwab Investment Management, Inc.[4]	3,855,012	8.5
	First Manhattan Co. LLC[5]	3,575,000	7.8
Named Executive Officers	Matthew Doctor	226,763	*
	Kersten D. Zupfer	136,332	*
	John C. Davi	81,602	*
Directors and Nominees (in addition to Mr. Doctor, who is listed above):	Lockie Andrews	132,842	*
	Nancy Benacci	43,643	*
	David J. Grissen	320,192	*
	Mark S. Light	190,647	*
	Michael Mansbach	133,767	*
	Michael J. Merriman	211,041	*
	M. Ann Rhoades	179,151	*
	All current executive officers, directors, and director nominees as a group (14 persons)[6]	1,989,471	4.4
*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 42,842 shares for Ms. Andrews, 127,046 shares for Mr. Grissen, 100,647 shares for Mr. Light, 43,767 shares for Mr. Mansbach, 111,041 shares for Mr. Merriman, 89,151 shares for Ms. Rhoades, and 1,385 shares for the Company’s other executive officers.

2
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to stock options that are exercisable or will become exercisable within 60 days: 90,000 shares for Ms. Andrews, 43,643 shares for Ms. Benacci, 52,500 shares for Mr. Davi, 197,500 shares for Mr. Doctor, 165,000 shares for Mr. Grissen, 90,000 shares for Mr. Light, 90,000 shares for Mr. Mansbach, 90,000 shares for Mr. Merriman, 90,000 shares for Ms. Rhoades, 71,396 shares for Ms. Zupfer, and 156,793 shares for the Company’s other executive officers.

3
Based on information in a Schedule 13D/A filed by Torch BRC, LP (“Torch”) on November 16, 2021, Torch reported that Springhill Investments LLC (“Springhill”) serves as the general partner of Torch, the James Grosfeld Trust under Agreement dated December 16, 1988, as amended (the “Grosfeld Trust”) serves as the sole member of Springhill and James Grosfeld serves as the Trustee of the Grosfeld Trust. On the Schedule 13D/A, Torch reported that it had sole voting power over 0 shares, shared voting power over 3,962,648 shares, sole dispositive power over 0 shares, and shared dispositive power over 3,962,648 shares. As the general partner of Torch, Springhill may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the sole member of Springhill, Grosfeld Trust may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the Trustee of Grosfeld Trust, James Grosfeld may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. The address for each of the reporting persons is One Towne Square, Suite 1600, Southfield, MI 48076.

4
Based on information in a Schedule 13G filed by Charles Schwab Investment Management, Inc. (“Charles Schwab”) on February 3, 2023. Charles Schwab reported sole voting power over 3,855,012 shares, shared voting power over 0 shares, sole dispositive power over 3,855,012 shares, and shared dispositive power over 0 shares. The address for Charles Schwab is 211 Main Street, San Francisco, CA 94105.

5
Based on information in a Schedule 13G filed by First Manhattan Co. LLC. (“First Manhattan”) on February 14, 2023, First Manhattan reported sole voting power over 1,500,000 shares, shared voting power over 2,075,000 shares, sole dispositive power over 1,500,000 shares, and shared dispositive power over 2,075,000 shares. The address for First Manhattan is 399 Park Avenue, New York, NY 10022.

6	See footnotes 1 and 2 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.
44 |

OTHER INFORMATION
2023 Annual Meeting of Shareholders
This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation on behalf of our Board of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
The address of our principal executive office is 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Availability of Proxy Materials
As permitted by rules adopted by the SEC, we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on August 28, 2023 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 11, 2023. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.
Participating in the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Central Time on October 24, 2023. The Annual Meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may access the meeting and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RGS2023. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on August 28, 2023, the record date, or hold a valid proxy for the meeting. Shareholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to access the Annual Meeting. Shareholders may log in to the virtual meeting platform beginning at 8:45 a.m. Central Time on October 24, 2023. Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the Annual Meeting.
Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/RGS2023 or in advance of the meeting at www.proxyvote.com after logging in with your control number.
If you experience technical difficulties during the meeting or have trouble accessing the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Solicitation and Revocation of Proxies
In addition to the use of the mail, proxies may be solicited personally or by mail, telephone, fax, email, Internet, or other electronic means by our directors, officers, and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.
We will pay all solicitation expenses in connection with the Notice, this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling, and mailing such material.
Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by participating in the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Chief Financial Officer at the address set forth above prior to the Annual Meeting. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If a proxy is signed and returned and no direction is given, the proxy will be voted in accordance with the Board recommendation on each proposal, as set forth below.
2023 PROXY STATEMENT | 45

OTHER INFORMATION
Voting at the Annual Meeting
If you are a shareholder of record as of the record date, you can vote your shares in any of the following ways:
•
By Internet: You can vote via the Internet by following the instructions on the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/RGS2023 and following the instructions contained on that website;

•	By Telephone: In the United States and Canada, you can vote by telephone by following the instruction in the Notice or by calling 1-800-690-6903 and following the instructions; or
•
By Proxy: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Unless you vote live at the Annual Meeting, we must receive your vote by 11:59 p.m. Central Time on October 23, 2023, the day before the Annual Meeting, for your vote by proxy to be counted.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker, or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares by participating in the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.
46 |

OTHER INFORMATION
Voting Rights and Requirements
Only shareholders of record as of the close of business on August 28, 2023 will be entitled to sign proxies or to vote. On that date, there were 45,566,228 shares issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:
Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the eight director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	We will consider our shareholders to have approved this advisory proposal if the votes cast “FOR” exceed the votes cast “AGAINST”[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Advisory “Say-on-Frequency” vote	We will consider the frequency that receives the highest number of votes as the advisory vote of our shareholders[5]	“1 YEAR” “2 YEARS” “3 YEARS” “ABSTAIN”	“1 YEAR”	No	None
Item 4 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2024
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against a director, the Say-on-Pay vote, or the Say-on-Frequency vote. For Item 4, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

5	The advisory Say-on-Frequency vote is not binding on us; however, we will consider the frequency that receives the highest number of votes as the advisory vote of our shareholders.
Proposals of Shareholders
Shareholders who intend to present proposals at the 2024 annual meeting of shareholders, and who wish to have such proposals included in our proxy statement for the 2024 annual meeting, must be certain that such proposals are received by us not later than May 14, 2024. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2024 annual meeting.
2023 PROXY STATEMENT | 47

OTHER INFORMATION
For shareholders who intend to present proposals or director nominees directly at the 2024 annual meeting and not for inclusion in our 2024 proxy statement, we must receive notice of such proposal not later than July 26, 2024 and not earlier than June 26, 2024, provided that in the event that the date of the 2024 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2024 annual meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 25, 2024.
Proposals and notices of intention to present proposals at our 2024 annual meeting should be addressed to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Annual Report to Shareholders and Form 10-K
Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2023, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Chief Financial Officer, at our address stated herein.
Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 24, 2023. The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website at www.regiscorp.com.
General
The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.
Your vote is very important no matter how many shares you own.
You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.
By Order of the Board

Kersten D. Zupfer
Chief Financial Officer
September 11, 2023
48 |

APPENDIX A: Non-GAAP Reconciliation
REGIS CORPORATION
Reconciliation of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)
Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the twelve months ended June 30, 2023, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items below. The impacts of the income tax benefit (provision) adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to Adjusted EBITDA. For purposes of the fiscal 2023 AIC payouts under the Short Term Plan, adjusted EBITDA is further adjusted to exclude AIC and discretionary bonus payouts, as reflected below.
Twelve Months Ended June 30, 2023
Consolidated
Consolidated reported net loss, as reported (U.S. GAAP)	$ (7,385)
Interest expense, as reported	22,141
Income taxes, as reported	(655)
Depreciation and amortization, as reported	7,716
Long-lived asset impairment, as reported	101
EBITDA (as defined above)	$21,918

Inventory reserve, as reported	1,228
Professional fees and settlements	1,248
Severance	720
Lease liability benefit	(1,773)
Lease termination fees	1,627
Discontinued operations	(3,958)
Adjusted EBITDA, non-GAAP financial measure	$21,010
AIC and discretionary bonus payouts	$3,000
Adjusted EBITDA, further adjusted for AIC and discretionary bonus payouts	$24,000
2023 PROXY STATEMENT | 49

REGIS CORPORATION
3701 WAYZATA BOULEVARD, SUITE 500
MINNEAPOLIS, MN 55416

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on October 23, 2023 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 23, 2023 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22234-P97014 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lockie Andrews	☐	☐	☐
1b. Nancy Benacci	☐	☐	☐
1c. Matthew Doctor	☐	☐	☐
1d. David J. Grissen	☐	☐	☐
1e. Mark S. Light	☐	☐	☐
1f. Michael Mansbach	☐	☐	☐
1g. Michael J. Merriman	☐	☐	☐
1h. M. Ann Rhoades	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote").	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers (the "Say-on-Frequency Vote").	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE, FOR PROPOSAL 2, FOR 1 YEAR FOR PROPOSAL 3, AND FOR PROPOSAL 4.

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 24, 2023
9:00 a.m., CDT

Via the Internet at www.virtualshareholdermeeting.com/RGS2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here

V22235-P97014

Regis Corporation
3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416 **proxy**

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 24, 2023

The undersigned hereby appoints Matthew Doctor and Kersten D. Zupfer, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 24, 2023, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each director nominee, FOR proposal 2, for 1 YEAR for proposal 3 and FOR proposal 4, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)